Exhibit 99.1

NEWS

TEAM, INC.	For immediate release
13131 Dairy Ashford, Suite 600	Contact: Greg L. Boane (281) 388-5541
Sugar Land, TX 77478

TEAM, INC. REPORTS SECOND QUARTER 2016 RESULTS

•	Diluted EPS of $0.25

•	Non-GAAP Adjusted EPS of $0.37

•	Canadian Oil Sands Fires Second Quarter Impact—$5.4 million of lost revenue

•	Merger related cost synergies realized to date—$19 million (annualized)

SUGAR LAND, TX, August 8, 2016 – Team, Inc. (NYSE: TISI) (“Team” or the “Company”) today released full financial results for the second quarter ended June 30, 2016. Team reported net income of $7.4 million ($0.25 earnings per diluted share) for the current year quarter versus net income of $13.9 million ($0.65 earnings per diluted share) for the prior year quarter. Excluding certain non-routine items, adjusted net income was $11.1 million ($0.37 adjusted earnings per diluted share) for the current quarter versus adjusted net income of $16.8 million ($0.79 adjusted earnings per diluted share) for the prior year quarter. Revenues for the current quarter increased by 43% to $336.4 million compared to revenues of $235.4 million for the prior year quarter due primarily to the Furmanite and Qualspec acquisitions. Adjusted net income excludes certain non-routine items that are not indicative of Team’s ongoing operating activities of $3.7 million (net of tax), or $0.12 per diluted share, for the current year quarter and $2.9 million (net of tax), or $0.14 per diluted share, for the prior year quarter, as detailed in the accompanying schedule.

Year-to-date revenues were $587.3 million, a 37% increase compared to revenues of $427.8 million for the prior year period. Net income was $0.9 million ($0.03 earnings per diluted share) compared to $17.2 million ($0.80 earnings per diluted share) for the prior year. Year-to-date adjusted net income was $10.8 million ($0.40 adjusted earnings per diluted share), versus adjusted net income of $22.2 million ($1.03 adjusted earnings per diluted share) for the prior year. Adjusted net income excludes non-routine items of $9.9 million (net of tax), or $0.37 per diluted share, for the current year period and $4.9 million (net of tax), or $0.23 per diluted share in the prior year period, as detailed in the accompanying schedule.

“We continued to experience market headwinds in the second quarter across all our business units as customers’ maintenance and inspection spending levels remain depressed due to generally weak energy sector conditions. Our operating results for the second quarter were generally in line with our expectations, although results were negatively impacted by fires in the Canadian Oil Sands region around Ft. McMurray, Alberta, which resulted in lost revenue in the quarter of about $5.4 million and lost earnings of about $0.04 per diluted share.” said Ted Owen, Team’s President and CEO.

“We continue to make excellent progress in the integrations of the Qualspec and Furmanite acquisitions into our legacy business units and are on track to complete our major North American ERP implementation activities by the end of 2017”, said Mr. Owen. “To date, we have realized about $19 million of the $25 million in merger related cost synergies that we expect to achieve from the Furmanite acquisition. Looking forward to 2017—beyond the current market headwinds and business integration activities—we are excited about the earnings and growth potential of our company, as we capitalize on the strengths of our integrated businesses units—TeamQualspec, TeamFurmanite and Quest Integrity Group and build the premier global industrial services company.”

GAAP Earnings and Non-GAAP Financial Measures

Certain non-routine items that are not indicative of Team’s ongoing operating activities have been excluded from net income reported in accordance with generally accepted accounting principles in the United States (“GAAP”) when arriving at adjusted net income, a non-GAAP financial measure. In the current quarter, the most significant non-routine items pertained to a loss on the revaluation of contingent consideration associated with an acquisition completed last year ($2.2 million), legal fees and professional fees for acquisition integration ($1.5 million), non-capitalized ERP implementation costs ($1.2 million) and acquisition costs ($1.1 million).

In the year-to-date period, the most significant non-routine items pertained to acquisition costs, which were primarily associated with the Furmanite transaction ($7.2 million), legal fees and professional fees for acquisition integration and changing the fiscal year end ($3.8 million), non-capitalized ERP implementation costs ($2.5 million) and the loss on the revaluation of contingent consideration ($2.2 million). Costs associated with the Furmanite transaction include $5.1 million incurred by the legacy Furmanite business primarily associated with change of control and severance payments.

A reconciliation of net income reported in accordance with GAAP to adjusted net income is contained in the accompanying schedule.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Tuesday, August 9, 2016 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team’s website, www.teaminc.com. Individuals wishing to participate in the conference call by phone may call 888-699-2378 and use conference code 56376928 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection, mechanical services and engineering assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world. Team’s common stock is traded on the New York Stock Exchange under the ticker symbol “TISI”.

Non-GAAP Financial Measures

This press release presents information about the Company’s adjusted net income, adjusted net income per share, adjusted EBITDA, EBIT and adjusted EBIT, which are non-GAAP financial measures provided as supplemental to the results provided in accordance with GAAP. A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measure is provided below for each of the fiscal periods indicated.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$336,440	$235,399	$587,294	$427,806
Operating expenses	237,747	159,921	422,619	298,285
Gross margin	98,693	75,478	164,675	129,521

Selling, general and administrative expenses	82,501	53,444	155,863	99,788
Loss on revaluation of contingent consideration	2,184	—	2,184	—
Operating income	14,008	22,034	6,628	29,733

Foreign currency (gain) loss	(137)	(51)	(99)	323
Loss on investment in Venezuela	—	—	—	1,177
Other expense (income), net	(29)	(3)	(39)	(1)
Interest expense, net	3,408	574	6,343	1,141
Earnings from continuing operations before income taxes	10,766	21,514	423	27,093

Less: Provision for income taxes	3,796	7,446	13	9,659
Income from continuing operations	6,970	14,068	410	17,434

Income from discontinued operations, net of income tax	386	—	512	—
Net income	7,356	14,068	922	17,434
Less: Income attributable to non-controlling interest	—	153	—	213
Net income available to Team common shareholders	$7,356	$13,915	$922	$17,221

Basic earnings per share:
Continuing operations	$0.24	$0.69	$0.01	$0.85
Discontinued operations	0.01	—	0.02	—
Net income	$0.25	$0.69	$0.03	$0.85

Diluted earnings per share:
Continuing operations	$0.24	$0.65	$0.01	$0.80
Discontinued operations	0.01	—	0.02	—
Net income	$0.25	$0.65	$0.03	$0.80
Weighted-average number of shares outstanding:
Basic	29,452	20,296	26,738	20,366
Diluted	29,528	21,339	26,808	21,418

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
JUNE 30, 2016 AND DECEMBER 31, 2015
(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)

Current assets	$480,003	$314,559

Property, plant and equipment, net	206,292	124,983

Other non-current assets	536,729	359,449

Total assets	$1,223,024	$798,991

Current liabilities	$149,386	$92,160

Long-term debt net of current maturities	405,731	351,383

Other non-current liabilities	117,764	17,302

Stockholders’ equity	550,143	338,146

Total liabilities and stockholders’ equity	$1,223,024	$798,991

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
JUNE 30, 2016 AND JUNE 30, 2015
(in thousands)

	Six Months Ended
	June 30,
	2016	2015
	(unaudited)	(unaudited)

Net income	$922	$17,434

Depreciation, amortization and non-cash share-based compensation expense	27,597	14,184

Working capital changes	6,133	(12,461)

Other items affecting operating cash flow	3,411	2,499

Net cash provided by operating activities	$38,063	$21,656

Capital expenditures	(21,853)	(18,416)

Cash used for business acquisitions, net	(48,382)	(10,540)

Proceeds from sale of assets	1,026	97

Other items affecting investing cash flow	5,213	(501)

Net cash used in investing activities	$(63,996)	$(29,360)

Borrowings on debt, net	53,191	14,070

Purchase of treasury stock	(7,593)	(21,138)

Debt issuance costs	(378)	—

Cash associated with share-based payment arrangements, net	997	4,044

Net cash provided by (used in) financing activities	$46,217	$(3,024)

Effect of exchange rate changes	331	(1,821)

Change in cash and cash equivalents	$20,615	$(12,549)

TEAM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)
The Company uses supplemental non-GAAP financial measures which are derived from the consolidated financial information including adjusted net income; adjusted net income per share, earnings before interest and taxes (“EBIT”); adjusted EBIT; and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) to supplement financial information presented on a GAAP basis. Adjusted net income and adjusted earnings per share, each as defined by the Company, exclude the following items from net income: acquisition costs associated with business combinations, non-routine legal costs and professional fees for acquired business integration and changing our fiscal year end, losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs, losses on our investment in Venezuela, certain other non-routine items and the related income tax impacts. EBIT, as defined by the Company, excludes discontinued operations, income tax expense, interest charges and items of other (income) expense and therefore is equal to operating income reported in accordance with GAAP. Adjusted EBIT further excludes the following items: acquisition costs associated with business combinations, non-routine legal costs and professional fees for acquired business integration and changing our fiscal year end, losses on the revaluation of contingent consideration, non-capitalized ERP implementation costs and certain other non-routine items. Adjusted EBITDA further excludes from adjusted EBIT depreciation, amortization and non-cash share based compensation costs.
Management believes that excluding certain items from GAAP results allows management to better understand the consolidated financial performance from period to period and to better identify operating trends that may not otherwise be apparent. Moreover, the Company believes these non-GAAP financial measures will provide its stakeholders with useful information to help them evaluate operating performance. However, there are limitations to the use of the non-GAAP financial measures presented in this report. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies who may calculate non-GAAP financial measures differently than Team does, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity, prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below. You are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented.

TEAM, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income:
Net income available to common shareholders	$7,356	$13,915	$922	$17,221
Non-routine acquisition costs	1,108	3,614	7,179	3,614
Non-routine legal, professional fees and other	1,522	248	3,817	1,344
Non-routine ERP costs	1,242	609	2,540	609
Non-routine loss on revaluation of contingent consideration	2,184	—	2,184	—
Non-routine fixed asset write-off	—	—	—	383
Non-routine loss on investment in Venezuela	—	—	—	1,177
Non-routine foreign currency loss	—	—	—	673
Tax impact of adjustments	(2,361)	(1,547)	(5,806)	(2,868)
Adjusted net income	$11,051	$16,839	$10,836	$22,153

Adjusted net income per common share:
Basic	$0.38	$0.83	$0.41	$1.09
Diluted	$0.37	$0.79	$0.40	$1.03

Adjusted EBITDA:
Operating income (“EBIT”)	$14,008	$22,034	$6,628	$29,733
Non-routine acquisition costs	1,108	3,614	7,179	3,614
Non-routine legal, professional fees and other	1,522	248	3,817	1,344
Non-routine ERP costs	1,242	609	2,540	609
Non-routine loss on revaluation of contingent consideration	2,184	—	2,184	—
Non-routine fixed asset write-off	—	—	—	383
Adjusted EBIT	20,064	26,505	22,348	35,683
Depreciation and amortization	12,870	6,070	22,893	11,760
Non-cash share-based compensation costs	2,615	1,138	4,321	2,424
Adjusted EBITDA	$35,549	$33,713	$49,562	$49,867

TEAM, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Segment Data:
Revenues:
TeamQualspec	$157,238	$130,221	$293,500	$237,412
TeamFurmanite	159,681	81,103	260,275	150,455
Quest Integrity	19,521	24,075	33,519	39,939
	$336,440	$235,399	$587,294	$427,806

Operating income (“EBIT”)
TeamQualspec	$16,677	$18,331	$24,621	$28,706
TeamFurmanite	11,982	9,451	19,021	13,892
Quest Integrity	3,221	6,742	2,464	8,005
Corporate and shared support services	(17,872)	(12,490)	(39,478)	(20,870)
	$14,008	$22,034	$6,628	$29,733

Adjusted EBIT
TeamQualspec	$16,923	$18,331	$24,867	$28,706
TeamFurmanite	14,239	9,451	21,278	14,275
Quest Integrity	3,972	6,990	3,287	9,349
Corporate and shared support services	(15,070)	(8,267)	(27,084)	(16,647)
	$20,064	$26,505	$22,348	$35,683
Adjusted EBITDA
TeamQualspec	$21,974	$20,589	$34,972	$33,104
TeamFurmanite	20,259	11,518	30,622	18,187
Quest Integrity	5,256	8,436	5,853	12,230
Corporate and shared support services	(11,940)	(6,830)	(21,885)	(13,654)
	$35,549	$33,713	$49,562	$49,867